UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) MAY 20, 2009

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

95 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On May 20, 2009, as a result of the confirmation by the United States Senate of the nomination by President Obama of Dr. Kristina M. Johnson as Under Secretary of Energy for the Department of Energy, Dr. Johnson provided notice of her resignation from the Boards of Directors of Nortel Networks Corporation (“NNC”) and Nortel Networks Limited (“NNL”). Dr. Johnson’s resignation, which was effective May 20, 2009, is as a result of such confirmation and not as a result of any disagreement with NNC or NNL.

Item 8.01.	Other Events.

On May 27, 2009, NNC issued a press release announcing that its principal operating subsidiary, Nortel Networks Limited, has determined to seek a buyer for its majority stake in the LG-Nortel joint venture. NNL is furnishing the management operating margin information in the press release under Item 2.02. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

99.1	Press Release issued by NNC dated May 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED

By:	/S/ GORDON A. DAVIES
Gordon A. Davies
Chief Legal Officer
and Corporate Secretary

By:	/S/ TRACY S.J. CONNELLY MCGILLEY
Tracy S.J. Connelly McGilley
Assistant Secretary

Dated: May 27, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by NNC on May 27, 2009.